Exhibit 99.1

Snap Interactive Announces Capital Investment to Accelerate Blockchain Initiative

Small Cap Special Situation Hedge Fund, Hershey Strategic Capital, Invests $1 Million into Snap Interactive Common Stock; Adam Hershey to Act as an Advisor

NEW YORK, NY, December, 20, 2017 — Snap Interactive, Inc. (“SNAP,” the “Company,” “we,” “our,” or “us”) (OTCQB: STVI), a leading provider of live video social networking applications building on blockchain and other innovative technologies, today announced that it has completed a private placement of 200,000 shares of common stock to Hershey Strategic Capital, LP at a price of $5.00 per share. SNAP also announced that small cap investment veteran Adam Hershey, Managing Member of Hershey Strategic Capital, has agreed to advise the Company on matters related to the Company’s capital markets strategy. SNAP intends to use the net proceeds from the offering for general corporate purposes, including development of the Company’s blockchain product initiatives.

Alex Harrington, SNAP’s Chief Executive Officer, commented, “We are extremely excited about the continued momentum we are experiencing with our blockchain initiatives and this additional capital is expected to allow us to accelerate those programs. We believe that SNAP is well positioned to benefit as blockchain technology evolves, and we believe an investment from a high-quality financial partner such as Adam Hershey of Hershey Strategic Capital is value enhancing. Adam’s capital markets expertise is invaluable and we are pleased to have the opportunity to work together.”

Adam Hershey, Managing Member of Hershey Strategic Capital, commented, “SNAP has assembled an exceptional team around their blockchain initiatives and I am delighted to extend both financial and strategic support to further the Company’s business objectives.”

The shares of common stock issued to Hershey Strategic Capital have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Snap Interactive, Inc.

Snap Interactive, Inc. is a leading provider of live video social networking applications building on blockchain and other innovative technologies. SNAP’s product portfolio includes Paltalk and Camfrog, which together host one of the world’s largest collections of video-based communities, and Backchannel, a secure video messaging app built on blockchain, due to launch in 2018. The Company also offers FirstMet, a prominent interactive dating brand serving users 35 and older. The Company has a long history of technology innovation and holds 26 patents related to video conferencing and online gaming.

For more information, please visit http://www.snap-interactive.com.

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IR Contact:

IR@snap-interactive.com,

Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with general economic, industry and market sector conditions; the ability to effectively develop and incorporate blockchain technology into the Company’s applications; the ability to effectively integrate the operations of the Company and AVM; the timing and amount of any future repurchases of the Company’s common stock, if any; user acceptance of our updated applications; the Company’s ability to institute corporate governance standards or achieve compliance with national securities exchange listing requirements; the Company’s future growth and the ability to obtain additional financing to implement the Company’s growth strategy; the ability to increase or recognize revenue, decrease expenses and increase the number of active subscribers, new subscription transactions or monthly active users; the ability to enter into new advertising agreements; the Company’s ability to generate positive cash flow from operations; the ability to diversify new user acquisition channels or improve the conversion of users to paid subscribers; the ability to anticipate and respond to changing user and industry trends and preferences; the intense competition in the online dating marketplace; the ability to release new applications or derive revenue from new applications; and circumstances that could disrupt the functioning of the Company’s applications. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.